                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934
                                (Amendment No. )

         Filed by the Registrant  [X]
         Filed by a Party other than the Registrant       [ ]
         Check the appropriate box:
         [ ]  Preliminary Proxy Statement
         [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
         [X]  Definitive Proxy Statement
         [ ]  Definitive Additional Materials
         [ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
              Section 240.14a-12

                             ENCORE WIRE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        1)   Title of each class of securities to which transaction applies:

             -------------------------------------------------------------------
        2)   Aggregate number of securities to which transaction applies:

             -------------------------------------------------------------------
        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):

             -------------------------------------------------------------------
        4)   Proposed maximum aggregate value of transaction:

             -------------------------------------------------------------------
        5)   Total fee paid:

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[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)   Amount Previously Paid:

             -------------------------------------------------------------------
        2)   Form, Schedule or Registration Statement No.:

             -------------------------------------------------------------------
        3)   Filing Party:

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        4)   Date Filed:

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


                            ENCORE WIRE CORPORATION
                               1410 MILLWOOD ROAD
                             MCKINNEY, TEXAS 75069


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 7, 2001


         NOTICE is hereby given that the annual meeting of stockholders of Encore Wire Corporation (the "Company") will be held on Monday, May 7, 2001, at 9:00 a.m., local time, at the Company's offices, 1411-A Millwood Road, McKinney, Texas, 75069, for the following purposes:

                  (1) To elect a Board of Directors for the ensuing year;

                  (2) To ratify the appointment of Ernst & Young LLP as auditors to audit the financial statements of the Company for the fiscal year ending December 31, 2001; and

                  (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

         Only stockholders of record at the close of business on March 14, 2001 are entitled to notice of and to vote at the meeting or any adjournment thereof.

         A record of the Company's activities and consolidated financial statements for the year ended December 31, 2000 are contained in the enclosed 2000 Annual Report.

Dated:  March 26, 2001.


                                              By Order of the Board of Directors



                                                    FRANK J. BILBAN
                                                    Secretary

                                   ----------



WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE. IF YOU DO ATTEND THE MEETING IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. THE PROMPT RETURN OF PROXIES WILL INSURE A QUORUM AND SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION.

                             ENCORE WIRE CORPORATION
                               1410 MILLWOOD ROAD
                              MCKINNEY, TEXAS 75069

                                 PROXY STATEMENT

                       For Annual Meeting of Stockholders
                            To be Held on May 7, 2001

                                     GENERAL

         The accompanying proxy is solicited by the Board of Directors of Encore Wire Corporation (the "Company") for use at the annual meeting of stockholders of the Company to be held at the time and place and for the purposes set forth in the foregoing notice. The approximate date on which this proxy statement and the accompanying proxy are first being sent to stockholders is April 4, 2001.

         The cost of soliciting proxies will be borne by the Company. The Company has retained Corporate Investor Communications, Inc., a proxy solicitation firm located in Carlstadt, New Jersey, to solicit proxies from brokers, banks, nominees, institutional holders and individual holders for use at the meeting at a fee not to exceed a total of $1,500, plus certain expenses. In addition, the Company may use certain of its officers and employees (who will receive no special compensation therefor) to solicit proxies in person or by telephone, facsimile, telegraph or similar means.

PROXIES

         Shares represented by a proxy in the accompanying form, duly signed, dated and returned to the Company and not revoked, will be voted at the meeting in accordance with the directions given. If no direction is given, such shares will be voted for the election of the nominees for directors named in the accompanying form of proxy and in favor of the other proposal set forth in the notice. Any stockholder returning a proxy may revoke it at any time before it has been exercised by giving written notice of such revocation to the Secretary of the Company, by filing with the Company a proxy bearing a subsequent date or by voting in person at the meeting.

VOTING PROCEDURES AND TABULATION

         The Company will appoint one or more inspectors of election to act at the meeting and to make a written report thereof. Prior to the meeting, the inspectors will sign an oath to perform their duties in an impartial manner and to the best of their abilities. The inspectors will ascertain the number of shares outstanding and the voting power of each of such shares, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots and perform certain other duties as required by law.

         The inspectors will tabulate the number of votes cast for or withheld as to the vote on each nominee for director and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, as to the approval of the appointment of auditors. A majority of the Common Stock outstanding and entitled to vote at the meeting must be present in person or represented by proxy in order to constitute a quorum. Directors are elected by a plurality of the shares of Common Stock present in person or by proxy at the meeting and entitled to vote thereat. Under Delaware law and the Company's Certificate of Incorporation and Bylaws, abstentions and broker non-votes will have no effect on voting on the election of directors, provided a quorum is present. The appointment of auditors will be approved by a vote of a majority of the holders of shares of Common Stock having voting power present in person or represented by proxy. An abstention with respect to the proposal to approve the appointment of auditors will therefore effectively count as a vote against such proposal. A broker non-vote or other limited proxy as to the proposal to approve the auditors will be counted towards a meeting quorum, but such broker non-vote cannot be voted on such proposal and therefore will not be considered a part of the voting power with respect to such proposal. This has the effect of reducing the number of shares required to be voted in favor of the proposal to approve the appointment of auditors in order to approve such proposal.

                                VOTING SECURITIES

         The only voting security of the Company outstanding is its Common Stock, par value $.01 per share. Only the holders of record of Common Stock at the close of business on March 14, 2001, the record date for the meeting, are entitled to notice of, and to vote at, the meeting. On the record date, there were 15,067,772 shares of Common Stock outstanding and entitled to be voted at the meeting. A majority of such shares, present in person or by proxy, is necessary to constitute a quorum. Each share of Common Stock is entitled to one vote. Unless otherwise indicated, all share and per share data in this Proxy Statement have been adjusted to give effect to two 3-for-2 splits of the Common Stock effective August 18, 1997 and June 15, 1998, respectively.

                              ELECTION OF DIRECTORS

         The business and affairs of the Company are managed by the Board of Directors, which exercises all corporate powers of the Company and establishes broad corporate policies. The Bylaws of the Company provide for seven directors. At the meeting, seven directors will be elected.

         Directors are elected by plurality vote, and cumulative voting is not permitted. All duly submitted and unrevoked proxies will be voted for the nominees for director selected by the Board of Directors, except where authorization so to vote is withheld. If any nominee should become unavailable for election for any presently unforeseen reason, the persons designated as proxies will have full discretion to vote for another person designated by the Board. Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified.

         The nominees of the Board for directors of the Company are named below. Each of the nominees has consented to serve as a director if elected. The table below sets forth certain information with respect to the nominees. All the nominees are presently directors of the Company and, except for John H. Wilson, have served continuously as directors since the date of their first election to the Board. Mr. Wilson served as a director from April 1989 until May 1993 and was re-elected to the Board in May 1994.

VINCENT A. REGO, age 77,                    Mr. Rego has been Chairman of the Board of Directors of the Company
director since 1989.                        since 1989.  In October 1996, he assumed the duties of President and
                                            Chief Executive Officer.  Mr. Rego served as President until May 1998 when Daniel L. Jones was elected President of the Company.  Mr. Rego served as President, Chief Executive Officer and Chairman of the Board
                                            of Directors of Capital Wire and Cable Corporation, a manufacturer of electrical wire and cable products, from 1978 until the company was sold to The Penn Central Corporation in 1988.  Prior thereto, Mr. Rego was associated with predecessors of Capital Wire in various executive capacities.

DONALD E. COURTNEY, age 70,                 Since 1994, Mr. Courtney has served as President and Chairman of the
director since 1989.                        Board of Directors of Investech, Ltd., which is a private importing firm.  Mr. Courtney served as President and Chairman of the Board of
                                            Directors of S.O.I. Industries, Inc. from 1982 until 1994.  During that period, he  also served as Chairman of the Board of Directors of two subsidiaries of S.O.I. Industries, Inc.: Magnatech Corporation,
                                            which is engaged in videotape duplication, and Tempo Lighting, Inc., which manufactures residential lighting.  Mr. Courtney retired and resigned from these positions in June 1994.  Mr. Courtney was re-elected to the Board of Directors of Tempo Lighting in 1996 and
                                            currently serves as chairman.

DANIEL L. JONES, age 37,                    Mr. Jones was Vice President -- Sales and Marketing of Encore from May
director since May 1994.                    1992 to May 1997, and has served as Executive Vice President since May
                                            1997. In October 1997, Mr. Jones was also named Chief Operating Officer, and, in May 1998, he was named President. From 1988 until joining the Company in 1989, he was employed as a sales representative by Lone
                                            Star Transportation Inc., a freight brokerage firm. From 1985 to 1988, while attending college, Mr. Jones worked on a part time basis for
                                            Capital Wire and Cable Corporation.

JOHN P. PRINGLE, age 71,                    Mr. Pringle is President of Tekserco Inc., which owns and operates pay
director since 1990.                        telephones, since 1990.  Prior thereto, Mr. Pringle was employed in various capacities by Capital Wire
                                            and Cable Corporation, most recently
                                            as Vice President -- Engineering.

WILLIAM R. THOMAS, age 72,                  Mr. Thomas has been President since 1980 and Chairman of the Board
director since 1989.                        since 1982 of Capital Southwest Corporation, a publicly owned venture capital investment firm.  Mr. Thomas was a director of Capital Wire and Cable Corporation in 1987 and 1988.  Mr. Thomas is currently a director of (i) Alamo Group, Inc., which provides mowing equipment for agricultural, commercial and governmental users, (ii) Palm Harbor
                                            Homes, Inc., a manufactured housing company, and (iii) Mail-Well, Inc, a provider of printing, envelopes and labels.

JOHN H. WILSON, age 58,                     Mr. Wilson has been President of U.S. Equity Corporation, a venture
director from 1989                          capital firm, since 1983 and served as President of Whitehall
until May 1993 and since                    Corporation from May 1995 to July 1998.  Mr. Wilson, who was a
May 1994.                                   director of Capital Wire and Cable Corporation from 1985 to 1988, is currently a director of (i) Capital Southwest Corporation, and (ii)
                                            Palm Harbor Homes, Inc., a manufactured housing company.

JOSEPH M. BRITO, age 78,                    Mr. Brito has been president of C. Brito Construction Company, a
director since October 1997.                utility contracting firm, and of Brito Enterprises, Inc. for more than ten years.  Mr. Brito is also a general partner of Metacom Realty, a real estate development company, and an officer of 1776 Liquors, Ltd.
                                            of Bristol, a liquor retailer.  Mr. Brito has also served on the regional advisory board of Fleet National Bank, as regional vice president of the National Utility Contractors Association and
                                            Administrative Vice President of the Rhode Island Contractors
                                            Association.

         There are no family relationships between any of the nominees or between any of the nominees and any executive officer of the Company. Mr. Thomas and Mr. Wilson were originally elected to the Board of Directors of the Company pursuant to the terms of a Purchase Agreement dated April 25, 1989 between the Company, Capital Southwest Venture Corporation and certain other persons. Certain provisions of that agreement, including the provisions pursuant to which Messrs. Thomas and Wilson were elected to the Board, were terminated in connection with the initial public offering of the Company's Common Stock in 1992.

             ADDITIONAL INFORMATION REGARDING THE BOARD OF DIRECTORS

BOARD MEETINGS AND COMMITTEES

         As permitted by the Bylaws of the Company, the Board has designated from its members a compensation committee ("Compensation Committee") and an audit committee ("Audit Committee"). The Company does not have a standing nominating committee of the Board or any other committee that performs a similar function. During 2000, the Board of Directors held three meetings. Each director attended at least 75% of the aggregate of such meetings held during the period in which such director served and the meetings held by all committees on which such director served. The current committees of the Board, the composition and functions thereof and the number of meetings held in 2000 are set forth below.

                  Compensation Committee. In 2000, the members of the Compensation Committee were Donald E. Courtney, William R. Thomas and John H. Wilson. The Compensation Committee met twice during 2000. The role of the Compensation Committee is to review the performance of officers, including those officers who are also members of the Board, and to set their compensation. The Compensation Committee also supervises and administers the Company's employee stock option plans and all other compensation and benefit policies, practices and plans of the Company.

                  Audit Committee. In 2000, the members of the Audit Committee were Donald E. Courtney, William R. Thomas and John H. Wilson. The Audit Committee met twice during 2000. The role of the Audit Committee is to review, with the Company's auditors, the scope of the audit procedures to be applied in the conduct of the annual audit as well as the results of the annual audit. The Board has adopted a written charter for the Audit Committee, and such charter is attached hereto as Exhibit A.

INDEPENDENCE OF AUDIT COMMITTEE MEMBERS

         At least two of the three members of the Audit Committee are currently independent as defined by Rule 4200(a)(14) of the National Association of Securities Dealers, Inc. ("NASD") listing standards. It is the Company's intention that on or before June 14, 2001, the NASD deadline for compliance with structure and membership requirements, the Audit Committee will be reconstituted and all three of its members will be independent.

REPORT OF THE AUDIT COMMITTEE


To the stockholders of Encore Wire Corporation:

         The Audit Committee of the Board of Directors (the "Audit Committee") oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements in the Annual Report, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

         The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statements on Auditing Standards No. 61. In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures and letter received from the independent auditors as required by the Independence Standards Board Standard No. 1, and has considered the compatibility of non-audit services with the auditors' independence.

         The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their audits. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Audit Committee held two meetings during fiscal year 2000.

         In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended the selection of the Company's independent auditors.

                                      AUDIT COMMITTEE

                                      William R. Thomas, Audit Committee Chair
                                      John H. Wilson, Audit Committee Member
                                      Donald E. Courtney, Audit Committee Member

March 31, 2001


         The above report of the Audit Committee and the information disclosed above under the heading "Independence of Audit Committee Members" shall not be deemed to be "soliciting material" or to be "filed" with the SEC or subject to the SEC's proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), and such information shall not be deemed to be incorporated by reference into any filing made by the Company under the Exchange Act or under the Securities Act of 1933 (the "Securities Act").

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of March 14, 2001, the beneficial ownership of Common Stock of the Company (the only equity securities of the Company presently outstanding) by (i) each director and nominee for director of the Company, (ii) the named executive officers listed in the Summary Compensation Table elsewhere in this proxy statement, (iii) all directors and executive officers of the Company as a group, and (iv) each person who was known to the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock.

                                                                 COMMON STOCK
                                                             BENEFICIALLY OWNED (1)
                                                      ----------------------------------
NAME                                                     NUMBER              PERCENT OF
                                                        OF SHARES              CLASS
                                                      -------------        -------------
Directors and Nominees for Director
Donald E. Courtney ...............................          158,255                1.05%
Daniel L. Jones ..................................          124,625(2)              .82%
John P. Pringle ..................................           70,363                 .47%
Vincent A. Rego ..................................        1,490,000(3)             9.89%
Joseph M. Brito ..................................           22,050(4)              .15%
William R. Thomas ................................               --(5)               --
John H. Wilson ...................................               --(5)               --

Named Executive Officers (excluding directors and
Nominees named above)
Frank J. Bilban ..................................            7,500                 .05%
David K. Smith ...................................           80,209(6)              .53%

All directors and executive
officers as a group (9 persons) ..................        1,953,002(7)            12.88%

Beneficial Owners of 5% or More (excluding persons
named above)
Capital Southwest Corporation ....................        2,724,500(8)            18.08%
Dimensional Fund Advisors Inc. ...................          794,250(9)             5.27%

----------

(1) Except as otherwise indicated, each stockholder named in the table has sole voting and investment power with respect to all shares indicated as being beneficially owned by such stockholder.

(2) Includes 67,251 shares of Common Stock subject to stock options that are exercisable within 60 days, 6,750 shares of Common Stock owned by Mr. Jones' spouse and 225 shares owned for the benefit of Mr. Jones' minor son. Mr. Jones disclaims beneficial ownership of the shares owned by his spouse.

(3) Includes 1,236,985 shares of Common Stock held by Dorvin Partners, L.P., a family limited partnership. The general partner of Dorvin Partners, L.P. is a trust, and its limited partners are eight separate family trusts for the benefit of Mr. Rego's two sons. Mr. Rego serves as trustee for the general partner trust and is a co-trustee of four of the limited partnership trusts. Mr. Rego has sole power to vote or to direct the vote and the sole power to dispose of or to direct the disposition of all 1,236,985 shares of Common Stock held by Dorvin Partners.

(4)      Includes 10,000 shares held by the Brito Family Limited Partnership.

(5) William R. Thomas and John H. Wilson, directors of the Company, are both directors of, and Mr. Thomas is President and Chairman of the Board of, Capital Southwest Corporation. As indicated in the table, Capital Southwest Corporation is a principal stockholder of the Company. Mr. Thomas and Mr. Wilson may be deemed to share voting and investment power with respect to the 2,724,500 shares of Common Stock beneficially owned by Capital Southwest Corporation. Mr. Thomas and Mr. Wilson each disclaim beneficial ownership of such shares.

(6) Includes 22,838 shares of Common Stock subject to stock options that are exercisable within 60 days.

(7) Includes an aggregate of 99,089 shares of Common Stock that directors and executive officers have the right to acquire within 60 days pursuant to the exercise of stock options, but does not include 2,724,500 shares beneficially owned by Capital Southwest Corporation as to which Mr. Thomas and Mr. Wilson may be deemed to share voting and investment power as directors and, in the case of Mr. Thomas, as an officer, of Capital Southwest Corporation.

(8) Includes 1,849,500 shares held by Capital Southwest Venture Corporation, a wholly-owned subsidiary of Capital Southwest Corporation.

(9) Beneficial ownership of such shares was reported in a Schedule 13G dated February 2, 2001 filed with the SEC by Dimensional Fund Advisors Inc. ("Dimensional") with respect to its beneficial ownership of Common Stock. In its Schedule 13G, Dimensional reports that it beneficially owns all of the shares with sole voting and dispositive power.

         The respective addresses of the holders of five percent or more of the Common Stock of the Company are as follows: Capital Southwest Corporation, 12900 Preston Road, Dallas, Texas 75230; Dimensional Fund Advisors Inc., 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401; and Vincent A. Rego, 1410 Millwood Road, McKinney, Texas 75069.

                             EXECUTIVE COMPENSATION

         The Compensation Committee Report appearing below and the information presented herein under the caption "Executive Compensation -- Performance Graph" shall not be deemed to be "soliciting material" or to be "filed" with the SEC or subject to the SEC's proxy rules or to the liabilities of Section 18 of the Exchange Act, and such information shall not be deemed to be incorporated by reference into any filing made by the Company under the Exchange Act or under the Securities Act.


REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

To the Stockholders of Encore Wire Corporation:

         The Compensation Committee of the Board of Directors (the "Compensation Committee") administers the compensation program for executive officers and other management level employees of the Company and makes all related decisions. The Compensation Committee also administers the Company's employee stock option plans and makes all decisions regarding the granting of stock options to employees of the Company under such plans.

         The goals of the Company's compensation program are to attract, retain and motivate competent executive officers who have the experience and ability to contribute to the long-term success of the Company. The individual judgments made by the Compensation Committee are subjective and are based largely on the Compensation Committee's perception of each executive's contribution to both past performance and the long-term growth potential of the Company. The principal elements of compensation for executive officers are base salary, discretionary bonus payments and stock options.

         In view of the major decline in the Company's 1999 earnings and the depressed state of the wire and cable industry, the Compensation Committee determined in December 1999 that there would be changes in the base salaries of executive officers and certain key management employees during the year 2000 and that the Company would establish no 1999 bonuses for executive officers and certain key management employees. However, bonuses were granted for the year 2000 in view of the significant improvement in the Company's operating results.

         From time to time, the Compensation Committee granted stock options under the Company's 1989 Stock Option Plan to executive officers and key employees to align their long-term interests with those of the Company's stockholders. The 1989 Stock Option Plan expired in 1999, but on June 28, 1999, the Company's Board of Directors adopted the 1999 Stock Option Plan, subject to stockholder approval, and the stockholders approved such plan at the 2000 annual meeting. Unexercised options covering 530,016 shares under the 1989 plan and 203,500 under the 1999 plan remain outstanding. The 1999 Stock Option Plan reserves 300,000 shares of Common Stock for issuance pursuant to non-qualified and/or incentive stock options granted under the plan. The Compensation Committee granted options to purchase 87,000 shares in 2000 to employees. Stock options are granted at exercise prices not less than the fair market value on the date of the grant and thus will have no value unless the value of the Company's Common Stock appreciates. The Compensation Committee believes that stock options provide a significant incentive for the option holders to enhance the value of the Company's Common Stock by continually improving the Company's performance.

                                                     COMPENSATION COMMITTEE

                                                     William R. Thomas, Chairman
                                                     Donald E. Courtney
                                                     John H. Wilson

SUMMARY COMPENSATION

         The following table sets forth summary information regarding the compensation awarded to, earned by or paid to the Company's Chief Executive Officer and the three other highest paid executive officers in 2000 for the years indicated.

                           SUMMARY COMPENSATION TABLE

                                                                                                     LONG TERM
                                                                                                   COMPENSATION
                                                                                               ---------------------
                                               ANNUAL COMPENSATION                                    AWARDS
                                 -----------------------------------------------------         ---------------------
                                                                             OTHER             SECURITIES UNDERLYING
          NAME AND                                                           ANNUAL                  OPTIONS/
     PRINCIPAL POSITION          YEAR       SALARY          BONUS         COMPENSATION                SARS(#)
     ------------------          ----     ----------    ----------        ------------                -------
Vincent A. Rego                  2000     $  250,000    $  250,000         $     7,891                    --
     Chairman and Chief          1999        250,000           -                13,939                    --
     Executive Officer           1998        250,000       350,000              13,057                    --

Daniel J. Jones                  2000     $  200,000    $  125,000         $    22,115                    --
     President and Chief         1999        200,000           -                23,710               100,000
     Operating Officer           1998        156,250        75,000              21,116                    --

David K. Smith                   2000     $  118,000    $   50,000         $     6,815                    --
     Vice President -            1999        118,000           -                 4,506                    --
     Operations                  1998        105,000        45,000               1,688                    --

Frank J. Bilban                  2000     $   65,000(1) $   45,000(2)      $     1,411                20,000
   Vice President -              1999             --            --                  --                    --
     Finance,                    1998             --            --                  --                    --
     Treasurer and
     Secretary

----------

(1)      Frank J. Bilban joined the Company in June of 2000.

(2) The 2000 bonus amount for Frank J. Bilban includes a $20,000 signing bonus.


DEFINED BENEFIT PLANS AND OTHER ARRANGEMENTS

         The Company has no defined benefit plans and has not entered into any agreements or arrangements with respect to any of its executive officers.

OPTION GRANTS

         The following table sets forth summary information with respect to options to purchase Common Stock granted during the year ended December 31, 2000 to each of the named executive officers.

                                        Option/SAR Grants in Last Fiscal Year
--------------------------------------------------------------------------------------------------------------------
                                                                                                  Potential
                                                                                             Realizable Value at
                                                                                               Assumed Annual
                                                                                            Rates of Stock Price
                                                                                                Appreciation
                                   Individual Grants                                          for Option Term (1)
--------------------------------------------------------------------------------------  ----------------------------
                         Number of         % of Total
                         Securities       Options/SARs
                         Underlying        Granted to       Exercise
                        Options/SARs       Employees        or Base
                          Granted          In Fiscal         Price        Expiration
                          (#) (2)            Year           ($/Sh)           Date         5% ($)(3)     10% ($)(4)
                      ---------------   ---------------   ------------  --------------  -------------- -------------
Vincent A. Rego                --              --                --             --              --              --
Daniel L. Jones                --              --                --             --              --              --
David K. Smith                 --              --                --             --              --              --
Frank J. Bilban            20,000            23.4%           $5.625        6/19/10         $71,000        $179,000

----------

(1) The values shown are based on the indicated assumed annual rates of appreciation compounded annually. Actual gains realized, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the values shown in this table will be achieved.

(2) Shares become eligible for purchase at a rate of 20% per year starting on the first anniversary of the grant.

(3)      Represents an assumed market price per share of Common Stock of $9.16.

(4)      Represents an assumed market price per share of Common Stock of $14.59.

OPTION EXERCISES AND YEAR-END VALUES

       The following table summarizes the number and value of options exercised during 2000, as well as the number and value of unexercised options, as of December 31, 2000, held by each of the named executive officers.

     AGGREGATED OPTION EXERCISES IN 2000 AND DECEMBER 31, 2000 OPTION VALUE

                                                                                                      Value of
                                                                               Number of             Unexercised
                                                                              Unexercised           In-the-Money
                                                                              Options at             Options at
                                                                              FY-End (#)           FY-End ($) (1)
                             Shares Acquired                                 Exercisable/           Exercisable/
        Name                  On Exercise (#)      Value Realized ($)        Unexercisable         Unexercisable
---------------------     ---------------------  ---------------------   ---------------------  -------------------
Vincent A. Rego                     225,000        $       121,883                  0 shares/       $           0/
                                                                                    0 shares                    0

Daniel L. Jones                      29,587        $       167,924             63,651 shares/       $      84,594/
                                                                               87,200 shares                    0

David K. Smith                           --                     --             62,551 shares/       $     225,374/
                                                                                2,700 shares                    0

Frank J. Bilban                          --                     --                  0 shares/       $           0/
                                                                               20,000 shares                3,750

----------

(1) The closing sales price per share on December 31, 2000 was $5.8125 as reported by the NASDAQ National Market System.

COMPENSATION OF DIRECTORS

         Directors do not receive fees for attending meetings of the Board of Directors. The Company does, however, reimburse directors for reasonable travel, lodging and related expenses incurred in attending Board and committee meetings.

PERFORMANCE GRAPH

         The following graph sets forth the cumulative total stockholder return, which assumes reinvestment of dividends, of a $100 investment in the Company's Common Stock, the Peer Group1 and CRSP Total Return Index for The Nasdaq Stock Market (U.S. companies).

         The Company believes that the Peer Group accurately reflects the Company's peers in the building wire and cable industry. Although the companies included in the Peer Group were selected because of similar industry characteristics, they are not entirely representative of the Company's business.

                                    [GRAPH]

Symbol CRSP Total Returns Index for:        12/29/95  12/31/96  12/31/97  12/31/98  12/31/99  12/29/00
------ -----------------------------        --------  --------  --------  --------  --------  --------
[ ]    Encore Wire Corporation               100.0     176.9     472.1     213.5     176.0     134.1
 *     Nasdaq Stock Market (US Companies)    100.0     123.0     150.7     212.5     395.0     237.4
 o     Self-Determined Peer Group(1)         100.0     129.4     160.4     139.7      97.0      86.3

----------

(1) Consists of the following companies, with each company being added to the index on its first date of public trading, as indicated: Cable Design Technologies Corporation (11/24/93), General Cable Corporation (5/16/97), Belden Inc. (9/30/93) and Superior Telecom, Inc. (10/11/96).

                         INDEPENDENT PUBLIC ACCOUNTANTS

         Based on the recommendation of the Audit Committee, Ernst & Young LLP, which has served as the Company's independent public accountants since the Company's inception, has been appointed by the Board of Directors to audit the financial statements of the Company for the year ending December 31, 2001, subject to the ratification of such appointment by the stockholders of the Company. Although it is not required to do so, the Board of Directors is submitting the selection of auditors for ratification in order to obtain the stockholders' approval of this appointment. The appointment of auditors will be approved by a vote of a majority of the holders of shares of Common Stock having voting power present in person or represented by proxy. If the selection is not ratified, the Board of Directors will reconsider the appointment. Representatives of Ernst & Young LLP are expected to be present at the meeting to respond to appropriate questions from the stockholders and will be given the opportunity to make a statement should they desire to do so.

AUDIT FEES

         For the year ended December 31, 2000, the Company paid Ernst & Young LLP a total audit fee of $107,300. The audit fee covers the (i) annual audit of the Company's financial statements included in the Company's Form 10-K, and (ii) review of the Company's quarterly reports on Form 10-Q for the year ended December 31, 2000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         Ernst & Young LLP did not perform any financial information systems design and implementation services for the Company during the year ended December 31, 2000.

ALL OTHER FEES

         The Company paid $70,500 for tax services rendered by Ernst & Young LLP during the year ended December 31, 2000. The Audit Committee considered the non-audit services rendered by Ernst & Young LLP and concluded that the services were compatible with maintaining Ernst & Young LLP's independence.


                     STOCKHOLDER PROPOSALS AND OTHER MATTERS

         It is contemplated that the 2002 Annual Meeting of Stockholders of the Company will take place during the first week of May 2002. Stockholder proposals for inclusion in the Company's proxy materials for the 2002 Annual Meeting of Stockholders must be received by the Company at its offices in McKinney, Texas, addressed to the Secretary of the Company, not less than 120 days in advance of the date that is one year after this Proxy Statement is first distributed to stockholders; provided, that if the 2002 Annual Meeting of Stockholders is changed by more than 30 days from the presently contemplated date, then proposals must be received a reasonable time in advance of the meeting.

         The Board of Directors does not intend to present any other matters at the meeting and knows of no other matters that will be presented; however, if any other matter properly comes before the meeting, the persons named in the enclosed proxy intend to vote thereon according to their best judgment.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires directors and officers of the Company, and persons who own more than 10 percent of the Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of the Common Stock. Directors, officers and more than 10 percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 2000, all of its directors, officers and more than 10 percent beneficial owners complied with all applicable Section 16(a) filing requirements.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company uses H & A Trucking for a minor percentage of its freight services. H & A is one of many freight carriers doing business with the Company. H & A Trucking is wholly-owned by the father of Daniel L. Jones, a nominee for director and the Company's President. The Board of Directors has approved the continued use of the transportation services of H & A Trucking and has determined that these services are at rates no less favorable than are available from non-affiliated parties. During the year ended December 31, 2000, the Company paid H & A Trucking approximately $315,000 for these services on the basis of rates the Company believes compare favorably with rates charged by other common carriers.

     The Company purchases reels on which wire is wound, from Lone Star Reel as well as other reel suppliers. Reels of various types are used by the Company to wind both in-process and finished wire. Lone Star Reel is 50% owned by the son-in-law of Donald E. Courtney, a nominee for director. The Board of Directors has approved the continued use of Lone Star Reel as a supplier subject to continued determinations that all such purchases are at prices no less favorable than are available from non-affiliated parties. During the year ended December 31, 2000, the Company paid Lone Star Reel approximately $3.05 million for these reels on the basis of rates the Company believes compare favorably with rates charged by other reel suppliers.

                                  ANNUAL REPORT

     The Company has provided without charge to each person whose proxy is solicited hereby a copy of the 2000 Annual Report of the Company, which includes the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (including the consolidated financial statements) filed with the SEC. Additional copies of the Annual Report may be obtained without charge upon written request to the Company, Encore Wire Corporation, 1410 Millwood Road, McKinney, Texas, 75069, Attention: Corporate Secretary.

                               By Order of the Board of Directors



                               Frank J. Bilban,
                               Vice President - Finance, Treasurer and Secretary

                                    EXHIBIT A


                             ENCORE WIRE CORPORATION

                                     CHARTER
                                     OF THE
                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS


I.       PURPOSE

This Charter ("Charter") shall govern the operations of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of Encore Wire Corporation, a Delaware corporation (the "Corporation"). The purpose of the Charter is to assist and direct the Board in fulfilling its oversight responsibilities by conducting thorough reviews of: (i) financial statements and reports distributed by the Corporation to its stockholders, governmental authorities and the investment community; (ii) the Corporation's systems of internal controls regarding finance and accounting; and (iii) the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this purpose, the Committee shall encourage continuous improvement of, and shall foster adherence to, the Corporation's policies, procedures and practices at all levels. The Committee's primary responsibilities are to:

         - Monitor the Corporation's financial reporting processes and systems of internal controls regarding finance and accounting;

         - Monitor the independence and performance of the Corporation's independent auditors; and

         - Provide an avenue of communication among the Board, the independent auditors, and the executive and financial management of the Corporation.

In discharging duties, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Corporation and authority to retain outside counsel or other experts to assist the Committee.

II.      COMPOSITION

The Committee shall be comprised of at least three directors, each of whom shall be independent and free from any relationship that, in the opinion of the Board, would interfere with the exercise of such person's independent judgment as a member of the Committee. Each member of the Committee shall meet all requirements for independence promulgated by the National Association of Securities Dealers, as applicable to the Corporation. Each member shall be able to read and understand fundamental financial statements, and at least one member shall have past employment experience in finance or accounting, requisite professional certification in accounting or comparable experience or background. Notwithstanding any provision to the contrary contained herein, until June 14, 2001, the Committee may include one non-independent director who does not meet the independence requirements promulgated by the National Association of Securities Dealers.

The Board shall elect Members of the Committee at the annual meeting of the Board to serve until their successors are duly elected and qualified. If a member is unable to serve a full term, the Board shall select a replacement. Unless a Chairman is elected by the full Board, the members of the Committee shall designate a Chairman by majority vote of the full Committee.

III.     MEETINGS

The Committee shall meet at least four times annually and more frequently if circumstances dictate. The Committee, or its Chairman, shall communicate each quarter with the independent auditors and management to review the Corporation's interim financial statements in accordance with Section V.2., below. The Committee shall meet at least annually with management and the independent auditors in accordance with Section V.3., below. Such meetings and communications shall be conducted either in person or by telephone conference call and shall be separate or together, at the discretion of the Committee.

IV.      ACCOUNTABILITY

The independent auditor's shall be ultimately accountable to the Board and the Committee as representatives of the Corporation's stockholders. The Committee shall have authority and responsibility with respect to the evaluation of the independent auditors and with respect to recommendations as to the selection and replacement of the independent auditors.

V.       RESPONSIBILITIES

The Committee shall be responsible for the oversight of the Corporation's financial reporting process on behalf of the Board and reporting the results of such oversight activities to the Board and to the stockholders of the Corporation. Management shall be responsible for preparing the Corporation's financial statements. The independent auditors shall be responsible for the audit of those financial statements. To fulfill its responsibilities the Committee shall:

         DOCUMENTS/REPORTS REVIEW

         1. Review and reassess the adequacy of this Charter, at least annually, as conditions dictate.

         2. Prior to filing, review each Form 10-Q Quarterly Report for the Corporation with management and the independent auditors in accordance with Statement on Auditing Standards No. 71 and, with respect to interim financial information, in accordance with Statement on Auditing Standards No. 61.

         3. Prior to filing, review and discuss the audited financial statements of the Corporation with management and the independent auditors, with specific attention to those matters required to be discussed by Statement on Auditing Standards No. 61.

         4. Receive the formal written statement required by Independence Standards Board Standard No. 1 from the independent auditors and discuss with them such statement and their independence from management and the Corporation.

         5. Based on the review and discussions set forth above, determine whether to recommend to the Board that the audited financial statements of the Corporation be included in its Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

         6. Ascertain whether the members of the Committee continue to be independent (as heretofore defined) with respect to management and the Corporation.

         7. Review as received the regular internal reports to management prepared by the financial staff and discuss them with management as necessary.

         INDEPENDENT AUDITORS

         8. Prior to commencement of work on the annual audit by the independent auditors, discuss with them the overall scope and plan for their audit and discuss with management and the independent auditors the adequacy and effectiveness of the Corporation's accounting and financial controls.

         9. Review and recommend annually to the Board the selection of the Corporation's independent auditors.

         FINANCIAL REPORTING PROCESSES

         10. Review and discuss with the independent auditors their evaluation of the Corporation's financial reporting processes, both internal and external.

         11. Review and discuss with the independent auditors' their judgment about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

         PROCESS IMPROVEMENT

         12. Review and discuss with the independent auditors and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been or can be implemented.

         LEGAL MATTERS

         13. Review, with the Corporation's outside counsel (i) legal compliance matters and (ii) other legal matters that could have an impact on the Corporation's financial statements.

                       PLEASE DATE, SIGN AND MAIL YOUR
                     PROXY CARD BACK AS SOON AS POSSIBLE!

                        ANNUAL MEETING OF STOCKHOLDERS
                           ENCORE WIRE CORPORATION

                                 MAY 7, 2001

               Please Detach and Mail in the Envelope Provided

------------------------------------------------------------------------------------------------------------------------------------
A [X] PLEASE MARK YOUR
      VOTES AS IN THIS
      EXAMPLE. [X]


1. ELECTION OF DIRECTORS.                                                         2.  PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST &
                                                                                      YOUNG LLP AS INDEPENDENT AUDITORS OF THE
     FOR all nominees             WITHHOLD           NOMINEES: Vincent A. Rego        COMPANY FOR THE FISCAL YEAR ENDING
   listed at right (except        AUTHORITY                    Donald E. Courtney     DECEMBER 31, 2001.
     as marked to the      to vote for all nominees            Daniel L. Jones
        contrary)               listed at right                John P. Pringle               FOR       AGAINST     ABSTAIN
                                                               William R. Thomas             [ ]         [ ]        [ ]
           [ ]                       [ ]                       John H. Wilson
                                                               Joseph M. Brito    3.  The above-named attorney and proxy (or his
   INSTRUCTIONS:  TO WITHHOLD AUTHORITY TO VOTE FOR                                   substitute) is authorized to vote in his
   ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE                                  discretion upon such other business as may
   NOMINEE'S NAME IN THE LIST AT RIGHT.)                                              properly come before the meeting or any
                                                                                      adjournment thereof.

                                                                                  PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                                                                                  CARD PROMPTLY USING THE ENCLOSED ENVELOPE



   Signature                                 Signature if held jointly                     Date             , 2001
            --------------------------------                           -------------------     -------------
NOTE: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign full corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

                           ENCORE WIRE CORPORATION

                                ANNUAL MEETING
                                 MAY 7, 2001

                THIS PROXY SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints VINCENT A. REGO, DANIEL L. JONES and FRANK
J. BILBAN, and each of them, as the undersigned's attorneys and proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as directed below, all the shares of common stock of ENCORE WIRE CORPORATION (the "Company") held of record by the undersigned on March 14, 2001, at the annual meeting of stockholders to be held on May 7, 2001 or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR MANAGEMENT'S NOMINEES FOR ELECTION AS DIRECTORS AND FOR EACH OF THE OTHER PROPOSALS SET FORTH ON THE REVERSE SIDE.

                (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)